Exhibit 99.1

Safe Harbor Introduces 401(k) Plan Built for Cannabis Employers

New Safe Harbor Retirement Plan Helps Enable Cannabis Operators to Offer Stable, Compliant Retirement Benefits with Greater Continuity for Employees

DENVER (April 21, 2026) — SHF Holdings, Inc., d/b/a Safe Harbor (the “Company” or “Safe Harbor”) (NASDAQ: SHFS), a leading fintech platform serving the banking, lending, and financial services needs of the regulated cannabis and hemp industries, today announced the launch of the Safe Harbor Retirement Plan, a pooled employer 401(k) plan designed specifically for state-legal cannabis businesses and the companies that serve them.

The plan provides access to a broad 401(k) investment portfolio and utilizes collective investment trusts structured to support participation by cannabis-related businesses within a framework that is intended to be compliant with applicable laws.

Solving a Longstanding Market Gap

Many traditional 401(k) providers are not structured to support cannabis-related businesses, creating uncertainty for employers and employees alike.

In some cases, cannabis businesses have experienced sudden plan terminations or service disruptions with limited notice. In certain situations, this can result in early withdrawal penalties and tax implications for participants, depending on individual circumstances and applicable regulations.

The Safe Harbor Retirement Plan is designed to provide a more durable path forward for the employees and employers impacted by these issues. The plan is structured to support cannabis-related businesses directly, helping reduce the risk of disruption and supporting long-term continuity for employers and employees.

Expanding The Safe Harbor Financial Solutions Platform

The Retirement Plan launch represents an important step in Safe Harbor’s continued expansion into a broader financial solutions platform for the cannabis industry.

Safe Harbor has built infrastructure to support the full employee financial lifecycle for cannabis operators:

Employee Banking - Safe Harbor offers compliant banking solutions that give cannabis employees access to stable personal banking services.

Payroll & HR - Through the acquisition of 420 IT Solutions and partnerships with cannabis-focused payroll providers, Safe Harbor supports core workforce operations.

Retirement - The Safe Harbor Retirement Plan adds long-term savings infrastructure, extending support beyond day-to-day operations into financial stability for employees.

The plan is designed to support a wide range of participants. Operators with both cannabis and non-cannabis businesses can enroll employees across entities under a single plan. Companies that serve or invest in cannabis businesses may also participate, expanding access to compliant retirement solutions.

The first adopting member is our own company, Safe Harbor.

“For years, cannabis operators have tried to offer retirement benefits to their employees while navigating uncertainty around plan stability,” said Terry Mendez, CEO of Safe Harbor. “This solution is designed to provide a more consistent path forward. It reflects the same approach we’ve taken across banking and financial services, building infrastructure that aligns with the realities of this industry and supports the people behind it.”

This offering extends Safe Harbor’s broader platform of financial solutions for the cannabis industry, supporting how businesses bank, borrow, operate, and grow.

For multi-state operators, single-state operators, cultivators, manufacturers, and retailers managing employee bases across multiple jurisdictions, access to compliant retirement infrastructure is becoming an increasingly important part of workforce support and retention.

Additional information is available at https://shfinancial.org/retirement-solutions-401k.

About Safe Harbor

Safe Harbor is a cannabis-exclusive financial platform delivering smarter banking, lending, payments and business services tailored to how the cannabis industry actually operates. As one of the original pioneers of compliant financial operations support and cannabis banking consulting in the U.S., Safe Harbor has facilitated more than $35.4 billion in cannabis-related transactions across 41 states and territories. Through its proprietary Cannabis Banking Solutions™ Platform and network of regulated financial institution partners, Safe Harbor empowers cannabis operators to gain clarity, control and confidence in their financial operations. From daily banking to long-term growth, Safe Harbor provides real solutions and personal support — built exclusively for cannabis. Safe Harbor is a financial technology company, not a bank. Banking services are provided by our partner financial institutions. For more information, visit shfinancial.org.

Cautionary Statement Regarding Forward-Looking Statements:

Certain information contained in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included herein may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Forward-looking statements may include, but are not limited to, statements with respect to Safe Harbor’s ability to satisfy the required conditions to utilize its equity line of credit (the “ELOC”); market conditions that may impact Safe Harbor’s ability to access the ELOC on acceptable terms or at all; the possibility that the ELOC may not be fully utilized; expected use of proceeds from the ELOC; trends in the cannabis industry, including proposed changes in U.S and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors and historical performance; success or viability of new product and service offerings Safe Harbor has introduced or may introduce in the future; the impact volatility in the capital markets, which may adversely affect the price of Safe Harbor’s securities; the outcome of any legal proceedings that have been or may be brought by or against Safe Harbor; and other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Safe Harbor’s filings with the U.S. Securities and Exchange Commission. Safe Harbor undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Safe Harbor Investor Relations Contact:

ir@SHFinancial.org

Safe Harbor Media Relations Contact:

safeharbor@kcsa.com